Exhibit 10.1

                             JOINT VENTURE AGREEMENT

     Joint  Venture  Agreement  made  this  29th day of  September,  2010 by and between Robert Kavanaugh, ("RK") dba Biotec Foods, ("BT"), and EClean Acquisitions, Corporation, ("EAC") a wholly owned subsidiary of Bio Clean, Inc. ("BOCL"), a Nevada corporation, aka Global NuTech, Inc., individually the "Venturer" and collectively the "Joint Venturers".

     In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Joint Venturers agree as follows:

PARTIES

1.1 The Venturers hereby form a joint venture ("JV"), in the form of a Nevada Limited Liability Corporation managed by Managers, for the limited purposes and scope set forth in this Agreement, as amended from time to time, and by the terms and conditions set forth herein, by EAC, and RK, dba BT, are all of the Venturers of the Joint Venture.

1.2 The relationship between the Joint Venturers shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the Joint Venturers, or to authorize any Venturer to act as a general agent for another, or to permit any Venturer to bind another other than as set forth in this Agreement, or to borrow money on behalf of another Venturer, or to use the credit of any Venturer for any purpose.

1.3 Neither this Agreement nor any interest in the Joint Venture may be assigned, pledged, transferred or hypothecated without the prior written consent of the Joint Venturers hereto.

JOINT VENTURE NAME

2. The name of the Joint Venture shall be as indicated in the Articles set forth in Attachment A, or such other name or names as the Venturers may from time to time select.

TERM

3. The term of this Joint Venture agreement shall be ten years, during which each Joint Venturer shall share 60% for BT and 40% for EAC in the equity of the Joint Venture, at which time the Venturers agree that the joint Venture at the option of EAC will be merged, or purchased by parent of EAC, BOCL, sold, dissolved, or renewed by Joint Venturers for an agreed upon period of time. If sold, or dissolved, and the earnings and assets distributed 60/40 to the Venturers in proportion to their respective interests after all taxes and liabilities have been paid.

4. The principal place of business of the Joint Venture shall be at the present offices of the hereinafter identified manager of said Joint Venture, or such other place or places as the Venturers may from time to time select. The Joint
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Venturers  shall execute the  necessary  documents to register the Joint Venture with the proper governmental offices to do business in the State of Nevada, and also to register in California and any other jurisdiction in which it conducts regular business.

5. The limited purpose and the sole business of the Joint Venture shall be to conduct business activities in the manner described in the business plan profile attached hereto as Attachment C. The Joint Venture may engage in such other activities related either directly or indirectly to the foregoing as may be necessary, advisable or convenient to the promotion or conduct of the Joint Venture's business, but no other business shall be conducted by the Joint Venture without the prior written consent of the Venturers.

6. The Venture shall consist of contributions as set forth below:

     a. RK, dba BT shall purchase Sixty percent (60%) of all the authorized membership interests of the Joint venture as a Nevada Limited Liability Corporation, in exchange for its contributing its product or products to be sold along with (if necessary) selected proprietary internet rights, trademarks, client and vendor database, business expertise and relevant business contacts and sources, as well as its systems and procedures to conduct the subject business.

     b. EAC as a subsidiary corporation through its parent Bio Clean, Inc. shall purchase Forty percent (40%) of all the authorized membership interests of the Joint venture as a Nevada Limited Liability Corporation, in exchange for its contribution of restricted common stock totaling Fifty million (50,000,000) shares of Bio Clean, Inc. valued for the purposes of this contract as Two Hundred Fifty Thousand ($250,000) dollars.

 7. The profits and losses of the Joint Venture shall be determined in accordance with good accounting practices, shared among the Joint Venturers as set forth in Attachment B. Other than Distributable Cash being distributed upon the termination of the Joint Venture, Distributable Cash of the Joint Venture shall be distributed among the Venturers in accordance with that formula more specifically set forth at Attachment B hereto. At any time the Venturers deem appropriate, the Distributable Cash or Gain shall be calculated and, if the Venturers deem the same to be appropriate in their sole and absolute discretion, all or any portion thereof shall be distributed to the Venturers as it becomes available. Notwithstanding the foregoing, however, no Distribution of Distributable Cash shall be made unless the Venturers determine in good faith that such Distribution may be made or not made without materially affecting the ability of the each of the Joint Venturers to pay their obligations (including contingent liabilities) as they fall due, and that such Distribution may be made in accordance with applicable law, in a manner specified in Attachment B.

8. RK dba BT and EAC shall jointly appoint Robert Kavanaugh and William Anderson as Managing Directors who shall appoint the Board of Directors and Officers of the Joint Venture, and shall have entire control and the sole discretion for management and of the conduct of the business of the Joint Venture as the "Venture Manager."

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9. BANK ACCOUNTS.  All funds held under  management for the benefit of the Joint
Venture shall be deposited in the name of the Joint Venture Manager in such bank account or accounts as shall be determined by the Joint Venture Manager. All withdrawals therefrom shall be made upon checks signed on behalf of the Joint Venture by any person authorized by the Venturers to sign checks on behalf of the Joint Venture.

10. Management and Control; Powers. Except as otherwise expressly provided for in this Agreement, Venturers agree and appoint Robert Kavanaugh and William Anderson both as Joint Venture Managers (hereafter "JVM") with responsibility for the management and control of this contact and agreement representing the Joint Venture, and which shall have responsibility for and be obligated to conduct the day-to-day management and operation of the Joint Venture Business in fulfilling the duties and obligations of the Venturers to each other hereunder. The JVM shall be solely responsible for the complete and exclusive day-to-day management, operation and control of the Joint Venture Business, and shall have all of the rights and powers which are necessary, advisable or convenient therefore, including without limitation the authority to act for or on behalf of the best interest of this Joint Venture, in making decisions concerning the Joint Venture Business.

11. As compensation for its services the Venture Manager shall be paid per Attachment E during the duration of the Joint Venture and shall be reimbursed for all reasonable expenses incurred in the performance of its duties as Venture Manager.

12. Each Joint Venturer shall be bound by any action taken by the Venture Manager in good faith under this Agreement. In no event shall any Joint Venturer as Shareholders of the joint Venture be called upon to pay any amount beyond the liability of that as a Shareholder under applicable Nevada law.

13. The Venture Manger shall not be liable for any error in judgment or any mistake of law or fact or any act done in good faith in the exercise of the power and authority as Venture Manager but shall be liable for gross negligence or willful default.

14. This Agreement shall be governed by and interpreted under the laws of the State of Nevada. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Clark County, Nevada, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

15. Any and all notices to be given pursuant to or under this Agreement shall be sent to the party to whom the notice is addressed at the address of the Venturer maintained by the Joint Venture and shall be sent Certified Mail, Return Receipt Requested.

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16. This Agreement  constitutes the entire agreement between the Joint Venturers pertaining to the subject matter contained in it, and supersedes all prior and contemporaneous agreements, representations, warranties and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless in writing signed by the party making the waiver.

     The parties hereto, intending to be bound, have signed this Agreement as of the date and year first above written.

                           ROBERT KANANAUGH DBA BIOTEC FOODS


                           BY: /s/ Robert Kavanaugh
                              ----------------------------------------
                              Robert Kavanaugh


                           ECLEAN ACQUISITIONS, CORPORATION


                           By: /s/ E. G. Marchi
                              ----------------------------------------
                              E. G. Marchi


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